Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-98534) and the Registration Statements on Forms S-8 (No. 333-13599, No. 333-13509 and No. 333-13511) of Universal Stainless & Alloy Products, Inc. of our report dated January 20, 1997 appearing on page 19 of the Annual Report to Stockholders which is incorporated in this Annual Report on Form 10K.



/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP
Pittsburgh, Pennsylvania
March 27, 1997